UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2026

TCW Direct Lending VII LLC
(Exact name of registrant as specified in its charter)

Delaware	814-01246	82-2252672
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Clarendon Street, 51st Floor, Boston, Massachusetts	02116
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 936-2275

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common limited liability company units	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On April 9, 2026, TCW Direct Lending VII LLC (the “Company”) received requisite consent from unitholders for the extension of its term until April 13, 2027, which term would have otherwise expired on April 13, 2026 under the terms of the Company’s Fourth Amended and Restated Limited Liability Company Agreement, dated January 14, 2019, and the prior term extension approved by the Board of Directors as permitted in that agreement.

Information about the consents received is provided below:

Approval of Term Extension to April 13, 2027	Consent For	Object	Abstain
Percentage of Units	75.50%	0.37%	None
Units	10,368,850	51,000	None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 14, 2026

TCW Direct Lending VIII LLC

By:	/s/ Andrew Kim
	Name:	Andrew Kim
	Title:	Chief Financial Officer

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